Exhibit 21

Subsidiaries of ALLTEL Corporation

State of
COMMUNICATIONS COMPANIES	Incorporation
ALLTEL Alabama, Inc.	Alabama
ALLTEL Arkansas, Inc.	Arkansas
ALLTEL Carolina, Inc.	North Carolina
ALLTEL Communications, Inc.	Delaware
ALLTEL Communications Investments, Inc.	Delaware
ALLTEL Communications Holdings of the Midwest, Inc.	Nebraska
ALLTEL Communications of Nebraska, Inc.	Nebraska
ALLTEL Communications of New Mexico, Inc.	Delaware
ALLTEL Communications of Ohio No. 2, Inc.	Delaware
ALLTEL Communications of Ohio No. 3, Inc.	Delaware
ALLTEL Communications of Pennsylvania No. 1, Inc.	Delaware
ALLTEL Communications of Petersburg, Inc.	Virginia
ALLTEL Communications Southwest Holdings, Inc.	Delaware
ALLTEL Communications of the Midwest, Inc.	Nebraska
ALLTEL Communications of Virginia No. 1, Inc.	Virginia
ALLTEL Communications of Virginia, Inc.	Virginia
ALLTEL Florida, Inc.	Florida
ALLTEL Georgia Communications Corp.	Georgia
ALLTEL Georgia, Inc.	Georgia
ALLTEL Kentucky, Inc.	Kentucky
ALLTEL Mississippi, Inc.	Mississippi
ALLTEL Missouri, Inc.	Missouri
ALLTEL Nebraska, Inc.	Delaware
ALLTEL Network Services of the Midwest, Inc.	Nebraska
ALLTEL New York, Inc.	New York
ALLTEL Ohio, Inc.	Ohio
ALLTEL Oklahoma, Inc.	Arkansas
ALLTEL Pennsylvania, Inc.	Pennsylvania
ALLTEL South Carolina, Inc.	South Carolina
ALLTEL Systems of the Midwest, Inc.	Nebraska
ALLTEL Wireless of Alabama, Inc.	Delaware
ALLTEL Wireless Holdings of Nebraska, Inc.	Nebraska
ALLTEL Wireless Holdings, L.L.C.	Delaware
Georgia ALLTEL Telecom, Inc.	Michigan
Georgia Telephone Corporation	Georgia
Kentucky ALLTEL, Inc.	Delaware
KIN Network, Inc.	Kansas
New York NewCo Subsidiary, Inc.	Delaware
Oklahoma ALLTEL, Inc.	Oklahoma
Radiofone, Inc.	Louisiana
RCTC Wholesale Corporation	Virginia
Rochester NewCo Subsidiary, Inc.	Delaware
Standard Telephone Company	Georgia
Sugar Land Telephone Company	Texas
Syracuse Newco Subsidiary, Inc.	Delaware
Teleview, Inc.	Georgia
Texas ALLTEL, Inc.	Texas
TriNet, Inc.	Georgia
The Western Reserve Telephone Company	Ohio

Exhibit 21

Subsidiaries of ALLTEL Corporation, continued

State of
Country or State of
OTHER COMPANIES:	Incorporation
ALLTEL Communications Products, Inc.	Ohio
ALLTEL Communications Products International, Inc.	Ohio
ALLTEL Corporate Services, Inc.	Delaware
ALLTEL Distribution, Inc.	Delaware
ALLTEL Holding, Inc.	Delaware
ALLTEL International Holdings, Inc.	Delaware
ALLTEL Information Services, Inc.	Arkansas
ALLTEL Information Services International, Ltd.	Delaware
ALLTEL Information Services International Holdings, Inc.	Delaware
ALLTEL Information Services Limited	United Kingdom
ALLTEL Information Services Canada Limited	Canada
ALLTEL Information Services (France) SARL	France
ALLTEL Information Services (Germany) GmbH	Germany
ALLTEL Information Services (Greece) S.A.	Greece
ALLTEL Information Services (Hong Kong) Limited	Hong Kong
ALLTEL Information (India) Private Limited	India
ALLTEL Information (Mauritius) Inc.	Mauritius
ALLTEL Information Services (Netherlands) B.V.	Amsterdam
ALLTEL Information Services (New Zealand) Limited	New Zealand
ALLTEL Information Services (Poland) Sp. Z.o.o.	Poland
ALLTEL Information Services (Thailand) Limited	Thailand
ALLTEL International Limited (Jamaica)	Jamaica
ALLTEL International Resource Management, Inc.	Delaware
ALLTEL Investments, Inc.	Nevada
ALLTEL Management Corporation	Delaware
ALLTEL Mauritius Holdings, Inc.	Mauritius
ALLTEL Mortgage Solutions Limited	United Kingdom
ALLTEL Publishing Corporation	Ohio
ALLTEL Publishing Listing Management Corporation	Pennsylvania
ALLTEL Servicios de Informacion (Costa Rica) S.A.	Costa Rica
ALLTEL Wholesale Banking Solutions, Inc.	New York
Advanced Information Resources UK Ltd.	United Kingdom
Benchmark Consulting International NA, Inc.	Georgia
Benchmark Consulting International Europe GmBH	Germany
CP National Corporation	California
Control Communications Industries, Inc.	Delaware
Dynalex, Inc.	California
Full Circle Insurance Limited	Bermuda
Ocean Technology, Inc.	California
OTI International, Inc.	California